Exhibit 1.1

April 30, 2021

StoneCastle Financial Corp. 100 Fillmore Street, Suite 325 Denver, Colorado 80206

Re:	Shelf Offering

Ladies and Gentlemen:

We have acted as counsel to StoneCastle Financial Corp., a corporation formed under the laws of the State of Delaware (the “Company” or "Fund"), in connection with the registration, under the 1933 Act, of the proposed offering by the Company of additional shares of common stock, par value $0.001 per share (the “Common Stock”), preferred stock, par value $0.001 per share (the “Preferred Stock”), debt securities (the “Debt Securities”) or subscription rights to one or more shares of Common Stock (the “Rights”) (collectively, the “Securities”), through one or more offerings or series, together or separately, on an immediate, delayed or continuous basis in reliance on Rule 415 under the 1933 Act.  The Company is registering currently $150,000,000 of Securities, in accordance with the Fund’s Pre-Effective Amendment No. 1 to the registration statement on Form N-2 (File Nos. 333-251349; 811-22853) (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act") and the Investment Company Act of 1940, as amended (the “1940 Act”).

You have requested our opinion as to the matters set forth below in connection with the filing of the Registration Statement. For purposes of rendering that opinion, we have examined the Fund’s Registration Statement, the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) and Amended and Restated By-Laws (the “By-Laws”), and the action of the Company that provides for the issuance of the Securities, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinions, we have also relied on a certificate of an officer of the Fund. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

For the purposes of the opinions set forth below, we have assumed that the issuance of, and certain terms of, the Securities that may be issued from time to time, as well as any agreements entered into in connection therewith, will have been duly authorized and established by proper action of the Company, consistent with the procedures and terms described in the Registration Statement and in accordance with the Certificate, By-Laws and applicable Delaware law, in a manner that does not violate any law, government or court-imposed order, restriction, agreement or instrument then binding on the Company (the “Authorizing Proceedings”).

StoneCastle Financial Corp. Page 2 April 30, 2021

In expressing the opinion set forth below, we have further assumed that: (1) prior to any issuance of Preferred Stock, such Preferred Stock shall be classified in accordance with the Certificate and applicable Delaware law and an appropriate designation shall be duly filed for recordation with the Secretary of State of the State of Delaware; (2) the indenture (the “Indenture”) by and between the Company and a trustee to be named (the “Trustee”) pursuant to which Debt Securities are to be issued and sold will have been duly authorized, executed and delivered by the parties thereto; and (3) the Trustee will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and will be in compliance, generally and with respect to acting as a trustee, under the Indenture and all applicable laws and regulations.

In expressing the opinions set forth below, we have further assumed that the Rights or the portion of Securities that contain Rights will be issued under one or more subscription rights agreements (each, a “Subscription Rights Agreement”). To the extent that the obligations of the Company under each Subscription Rights Agreement may be dependent upon such matters, we have assumed for purposes of this letter: (1) that any counterparty to the Subscription Rights Agreement (a “Counterparty”), to the extent not a natural person, will be duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (2) that any Counterparty will be duly qualified to engage in the activities contemplated by the Subscription Rights Agreement; (3) that the terms of the Rights and of their issuance will be consistent with the Subscription Rights Agreement; (4) that the Subscription Rights Agreement will be duly authorized, executed and delivered by the Counterparty and will constitute the legal, valid and binding obligation of the Counterparty enforceable against the Counterparty in accordance with its terms; and (5) that the Counterparty will have the requisite organizational and legal power and authority to perform its obligations under the Subscription Rights Agreement.

Our opinion, as set forth herein, is limited to the federal laws of the United States of America and the laws of the State of Delaware that, in our experience, generally are applicable to the issuance of shares by entities such as the Fund. We express no opinion with respect to any other laws.

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Based upon and subject to the foregoing, we are of the opinion that:

1. Upon the completion of all Authorizing Proceedings relating to the Securities that are Common Stock and the due execution, countersignature and delivery of certificates evidencing such Common Stock and assuming that at the time of any offering or sale of such Common Stock, the Company shall have such number of shares of Common Stock as are included in such offering or sale authorized and available for issuance, the Common Stock will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the board of directors of the Company (the “Board of Directors”) authorizing their issuance, will be validly issued, fully paid and nonassessable.

2. Upon the completion of all Authorizing Proceedings relating to the Securities that are Preferred Stock, and upon the classification of such Preferred Stock in accordance with applicable law and the filing of appropriate designations with the Security of State of the State of Delaware and the due execution, countersignature and delivery of certificates evidencing the Preferred Stock, and assuming that at the time of any offering or sale of such Preferred Stock, the Company shall have such number of shares of Preferred Stock as are included in such offering or sale authorized and available for issuance, the Preferred Stock will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the Board of Directors authorizing their issuance, will be validly issued, fully paid and nonassessable.

3. Upon completion of all Authorizing Proceedings relating to Securities that are Debt Securities, and upon the due execution and delivery of the Debt Securities pursuant to an Indenture, the Debt Securities will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the Board of Directors authorizing their issuance, legally issued and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

4. Upon completion of all Authorizing Proceedings relating to Securities that are Rights and the due execution, authentication and delivery of documents representing such Rights and any other documents related to such Rights, and assuming that at the time of any offering or sale of such Rights, the Company shall have such number of shares of Common Stock authorized and available for issuance that are components of such Rights or are issuable upon exercise, exchange, subscription or conversion of any components of such Rights, the Rights will be duly authorized and, when and if delivered against payment therefore in accordance with the resolutions of the Board of Directors authorizing their issuance, binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally, and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).

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This opinion is rendered solely in connection with the filing of the Registration Statement. We hereby consent to the filing of this opinion with the SEC in connection with the Registration Statement and to the reference to this firm in the prospectus that is being filed as part of the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations of the SEC thereunder.

Very truly yours,

/s/ Troutman Pepper Hamilton Saunders LLP

Troutman Pepper Hamilton Saunders LLP

cc:	John P. Falco, Esq. John M. Ford, Esq. Sanjai S. Bhonsle